Annual Report
                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
GLOBAL TECHNOLOGY FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
OCTOBER 31, 2008

RIVERSOURCE GLOBAL TECHNOLOGY FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.

                                                   (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholder,

The turmoil in the financial markets has dominated the year's headlines and has many investors rightfully worried. These are unprecedented times for the financial industry. The third quarter of the year alone saw mortgage lenders Fannie Mae and Freddie Mac nationalized, investment bank Lehman Brothers file for bankruptcy, American International Group (AIG) bailed out by the federal government, Washington Mutual collapse, Merrill Lynch saved by Bank of America, and Wachovia sold to Wells Fargo. In addition, just days after the end of the third quarter, the much debated $700 billion Emergency Economic Stabilization Act was passed by Congress. The financial services landscape has been permanently altered.

Policymakers have been working to return the credit markets to some sense of normalcy, and yet there has been little news to reassure investors as they watched their portfolios continue to decline. Although history demonstrates that we experience a financial crisis about once a decade and it is widely accepted that the market is resilient and eventually should correct, no one can know when it will correct. In fact, the market may get worse before it improves. We understand how unnerving this can be for individual investors.

OUR COMMITMENT
The confidence in the credit markets may take longer to restore than most investors would like, and the real economy will experience a downturn as well. In the meantime, RiverSource Investments is dedicated to keeping shareholders in our Funds informed. To begin, we've asked portfolio managers to address the market volatility in the manager commentary on the following pages. In addition, you can find weekly market updates from our Chief Investment Officer and Chief Market Strategist on riversource.com.


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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

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Our team-based investment process allows us to work to protect your assets as best we can in the current environment. With your interest in mind, many of our investment managers continue to take a long-term view when selecting portfolio holdings, seeking investments that they believe will do well over time.

At RiverSource, we will remain focused on continuing to do all we can to serve you and help you manage through these troubling times. Below are some suggestions you can take to help you through the current volatility.

STAY FOCUSED ON YOUR LONG-TERM GOALS AND OBJECTIVES

REVIEW YOUR INVESTMENT PLAN
Now is the time to make sure that your investment plan addresses the current volatility as well as your long-term goals, and to make adjustments if necessary.

DON'T LET EMOTIONS AFFECT YOUR FINANCIAL FUTURE
Market ups and downs will always occur and the turbulent markets we have seen are likely to continue in the near term. Keep your long-term focus in mind and don't let emotions drive your decisions.

DIVERSIFY, DIVERSIFY, DIVERSIFY
Proper diversification and asset allocation is more important than ever during times like these. When specific asset categories are rising, diversification can seem like a drag on portfolio performance; however, the wisdom of spreading risk only comes into focus in times of stress. Don't forget the importance of product diversification along with asset class diversification.



  For more information
  about any of our
  RiverSource Funds, go
  online to RiverSource.com
  or call (888) 791-3380.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 8 a.m. to
  5 p.m. Central time.






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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------


BE DISCIPLINED
Over time, disciplined investment strategies like dollar cost averaging can help smooth out market fluctuations and help you weather these volatile markets.

AVOID TRYING TO "TIME" THE MARKET
Being out of the market for even a short time can cost you significantly. Trying to predict the exact times the markets will rise and fall is almost impossible and creates undue risk. We believe that by staying the course, and keeping a focus on your long-term investment objectives, you can survive the current environment and participate in the expected eventual recovery.

These are difficult times, and people at or close to retirement may feel the steep slide in the marketplace more deeply than most. We encourage you to talk to your financial professional today about what strategies make the most sense for your individual goals and needs. In that discussion, be sure to use product diversification as a way to manage the risk in your portfolio.

Thank you for your confidence in us as we weather these difficult markets together.


/s/ STEPHEN R. LEWIS, JR.           /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.               Patrick T. Bannigan
Chairman of the Boards              President, RiverSource Funds




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

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 The chart below shows how difficult and costly it can be to try to time the markets. The chart uses returns based on the S&P 500 Index over the last 20 years. For the entire 20-year period, an investor's buy-and-hold total return for the S&P 500 Index is 9.86%. If an investor missed the 10 best days of the market, the return is 7.21%; however, missing the best 50 days would leave a return of only 0.19%.

 (GRAPHIC - MARKET TIMING)

     MARKET TIMING CAN BE COSTLY

     NUMBER OF
BEST DAYS EXCLUDED    RATE OF RETURN
         0                 9.86%
        10                 7.21%
        20                 5.13%
        30                 3.28%
        40                 1.64%
        50                 0.19%



 Source:  Ned Davis Research 9/30/1988 - 9/30/2008.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Asset allocation, diversification, and dollar cost averaging do not assure a profit or protect against loss and past performance is no guarantee of future results.


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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    6

The Fund's Long-term Performance...   12

Fund Expenses Example..............   15

Portfolio of Investments...........   17

Statement of Assets and
  Liabilities......................   19

Statement of Operations............   20

Statements of Changes in Net
  Assets...........................   21

Financial Highlights...............   22

Notes to Financial Statements......   27

Report of Independent Registered
  Public Accounting Firm...........   41

Federal Income Tax Information.....   43

Board Members and Officers.........   44

Proxy Voting.......................   49



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
2  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Global Technology Fund (the Fund) Class A shares declined 45.07%
  (excluding sales charge) for the 12 months ended Oct. 31, 2008.

> The Fund underperformed its benchmark, the Morgan Stanley Capital
  International (MSCI) World Index*, which fell 41.51%, and the MSCI World Information Technology (IT) Index and the S&P North American Technology Sector Index(TM) (S&P NATS Index), which fell 43.29% and 41.46%, respectively, during the same 12-month period.

> The Fund outperformed its current peer group as represented by the Lipper
  Global Science and Technology Funds Index declining 47.77% and underperformed its previous peer group as represented by the Lipper Science and Technology Funds Index, which declined 43.31% during the same period.

ANNUALIZED TOTAL RETURNS (for period ended Oct. 31, 2008)
--------------------------------------------------------------------------------


                                   1 year  3 years  5 years  10 years
---------------------------------------------------------------------
RiverSource Global Technology
  Fund Class A (excluding sales
  charge)                         -45.07%   -5.68%   -0.59%   +0.97%
---------------------------------------------------------------------
MSCI World Index (unmanaged)      -41.51%   -4.81%   +2.24%   +1.21%
---------------------------------------------------------------------
MSCI World IT Index (unmanaged)   -43.29%   -6.45%   -3.21%   -2.85%
---------------------------------------------------------------------
S&P NATS Index (unmanaged)        -41.46%   -5.74%   -2.77%   -1.70%
---------------------------------------------------------------------
Lipper Global Science and
  Technology Funds Index          -47.77%   -8.13%   -3.93%      N/A
---------------------------------------------------------------------
Lipper Science and Technology
  Funds Index                     -43.31%   -6.99%   -3.18%   -0.72%
---------------------------------------------------------------------


(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.


* Effective Nov. 17, 2008, the MSCI World Index replaced the S&P NATS Index as the primary benchmark.


--------------------------------------------------------------------------------
                     RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                    X     LARGE
                    X     MEDIUM   SIZE
                    X     SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                        Total expenses
--------------------------------------
Class A                      1.45%
--------------------------------------
Class B                      2.22%
--------------------------------------
Class C                      2.21%
--------------------------------------
Class I                      0.81%
--------------------------------------
Class R4                     1.12%
--------------------------------------



The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the Annualized Total Returns table on page 3. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.

International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets.

The RiverSource Global Technology Fund is a narrowly-focused sector fund and it may exhibit higher volatility than funds with broader investment objectives. See the Fund's prospectus for specific risks associated with the Fund.


--------------------------------------------------------------------------------
4  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT OCT. 31, 2008
                                                                     SINCE
Without sales charge          1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  11/13/96)                  -45.07%   -5.68%   -0.59%   +0.97%        N/A
----------------------------------------------------------------------------
Class B (inception
  11/13/96)                  -45.21%   -6.33%   -1.34%   +0.24%        N/A
----------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -45.42%   -6.33%   -1.34%     N/A      -14.03%
----------------------------------------------------------------------------
Class I (inception
  7/15/04)                   -44.69%   -5.06%     N/A      N/A       +0.27%
----------------------------------------------------------------------------
Class R4 (inception
  11/13/96)                  -44.63%   -5.27%   -0.23%   +1.15%        N/A
----------------------------------------------------------------------------

With sales charge
Class A (inception
  11/13/96)                  -48.30%   -7.50%   -1.71%   +0.46%        N/A
----------------------------------------------------------------------------
Class B (inception
  11/13/96)                  -47.95%   -7.60%   -1.74%   +0.24%        N/A
----------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -45.97%   -6.33%   -1.34%     N/A      -14.03%
----------------------------------------------------------------------------



AT SEPT. 30, 2008
                                                                    SINCE
Without sales charge         1 YEAR  3 YEARS  5 YEARS  10 YEARS  INCEPTION*
Class A (inception
  11/13/96)                 -29.17%   +0.16%   +5.65%   +3.65%        N/A
---------------------------------------------------------------------------
Class B (inception
  11/13/96)                 -29.55%   -0.57%   +4.75%   +2.85%        N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -29.84%   -0.57%   +4.75%     N/A      -12.10%
---------------------------------------------------------------------------
Class I (inception
  7/15/04)                  -28.81%   +0.81%     N/A      N/A       +5.15%
---------------------------------------------------------------------------
Class R4 (inception
  11/13/96)                 -28.87%   +0.49%   +5.96%   +3.80%        N/A
---------------------------------------------------------------------------

With sales charge
Class A (inception
  11/13/96)                 -33.33%   -1.74%   +4.46%   +3.12%        N/A
---------------------------------------------------------------------------
Class B (inception
  11/13/96)                 -33.08%   -1.91%   +4.41%   +2.85%        N/A
---------------------------------------------------------------------------
Class C (inception
  6/26/00)                  -30.54%   -0.57%   +4.75%     N/A      -12.10%
---------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I and Class R4 shares. Class I and Class R4 shares are available to institutional investors only.

* For classes with less than 10 years performance.


--------------------------------------------------------------------------------
                     RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

Effective Nov. 17, 2008, Richard Parower and the Seligman Technology Team took over management of the Fund previously managed by Bob Ewing and Nick Thakore. Below, members of the RiverSource technology analyst team discuss the Fund's results and positioning for the fiscal year ended Oct. 31, 2008. Following that discussion, new lead portfolio manager Richard Parower and the Seligman Technology Team discuss the Fund's current strategy and future outlook.

Dear Shareholder,

RiverSource Global Technology Fund's Class A shares (excluding sales charge) declined 45.07% for the 12 months ended Oct. 31, 2008. The Fund underperformed its benchmark, the Morgan Stanley Capital International (MSCI) World Index, which fell 41.51%, and the MSCI World IT Index and the S&P North American Technology Sector Index(TM) (S&P NATS Index), which fell 43.29% and 41.46%, respectively. The Fund outperformed its peer group, represented by the Lipper Global Science and Technology Funds Index, which declined 47.77% during the same period.

SIGNIFICANT PERFORMANCE FACTORS
The following commentary provided by the RiverSource technology analyst team:
For most of the fiscal year, the technology sector remained in somewhat of a trading range. However, in September and October of 2008, the sector declined sharply as the credit crisis spread and the global economy slowed. Financial services firms are a major customer for technology companies, so spending constraints in the sector, combined with weaker consumer spending, threatened future technology earnings. Security sales by mutual funds and hedge funds to meet shareholder

SECTOR DIVERSIFICATION(1) (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Information Technology                     92.2%
------------------------------------------------
Telecommunication Services                  4.5%
------------------------------------------------
Other(2)                                    3.3%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
6  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


redemptions also contributed to the indiscriminate sell-off of technology stocks.

Large-cap technology stocks held up better than small- and mid-cap stocks, an advantage for the Fund since we had moved the portfolio to a larger average market capitalization. Maintaining a higher cash level than normal over the final months of the period also contributed to performance relative to the S&P NATS Index. We periodically invested that cash as we identified opportunities.

Individual contributors to performance included MICRON TECHNOLOGY and BEA SYSTEMS. MICRON TECHNOLOGY is a D-RAM memory chip maker that previously suffered from over capacity in the D-RAM market and a resulting price war. MICRON was trading below its historical trough levels and appeared undervalued based on its cash flow. Since the stock had already declined due to industry-specific issues, it held up somewhat better when the technology sector fell so sharply late in the period.

BEA SYSTEMS provides application server software to build websites and internal infrastructure. The company had good cash flow and was a leading provider in its product segment. On top of that, we thought the company might be an acquisition target. During the period, Oracle acquired the company. This is an example of continued consolidation

TOP TEN HOLDINGS (at Oct. 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Microsoft                                   8.3%
------------------------------------------------
Hewlett-Packard                             6.5%
------------------------------------------------
Oracle                                      6.0%
------------------------------------------------
Cicso Systems                               5.6%
------------------------------------------------
Apple                                       5.6%
------------------------------------------------
Google Cl A                                 5.5%
------------------------------------------------
Intel                                       4.2%
------------------------------------------------
QUALCOMM                                    4.1%
------------------------------------------------
IBM                                         3.0%
------------------------------------------------
Micron Technology                           2.9%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund Holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
                     RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------



among software companies, which has been beneficial to the segment's performance.

Having a smaller position in APPLE than the S&P NATS Index was also advantageous. The Fund was slightly underweight in APPLE, not because we had a negative view of the company, but because it is such a large position in the S&P NATS Index and we didn't think it was prudent to invest so much in an individual holding. APPLE suffered from fear that consumer spending cutbacks would reduce sales of its high-end, consumer-oriented product line of iPods, iPhones and MACs.

When RESEARCH IN MOTION began to expand into consumer and European markets and offer multiple Blackberry models, we concluded that analyst earnings forecasts underestimated necessary spending increases and, consequently, were too optimistic. Ultimately, earnings estimates came down and the stock price corrected. SUN MICROSYSTEMS is a technology hardware company that was down over 75% during the period. The company's technology is dated and its largest customer base is the struggling financial industry so we preferred to focus on other opportunities.

Detractors from performance relative to the S&P NATS Index included INFINEON TECHNOLOGIES, SEAGATE TECHNOLOGY, NOKIA, SPANSION and SANDISK. INFINEON TECHNOLOGIES is a German company that we thought would benefit from divesting businesses where it did not have an advantage. Unfortunately, during the time we owned the stock, currency trends hampered its revenue and profit margins and earnings estimates were reduced. SEAGATE TECHNOLOGY, a disk driver vendor, missed one of its product cycles in the June quarter, so the stock started selling off. Then late in the year, the stock was hit hard by the weakening outlook for personal computer sales.

We bought cell phone handset maker NOKIA when a performance lull during a product transition brought the stock's valuation down to an attractive level. However, the company subsequently suffered from unfavorable currency trends and difficulties executing its product launches. As earnings estimates for Nokia came down, the stock underperformed its peers.


--------------------------------------------------------------------------------
8  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


SPANSION, a company that makes Flash memory for cell phones and other electronic devices, has faced a series of challenges including a difficult pricing environment that cut profit margins, increased competition among handset makers and low sales volume that resulted from the slow economy and declining handset sales. SANDISK suffered from overcapacity in its industry combined with declining demand. Two key markets for SanDisk's memory products -- cell phone handsets and consumer electronics -- are particularly vulnerable to a slowing economy. There was talk of SanDisk being acquired, but when management rejected the offer, the stock was especially hard hit in the overall equity market decline.

OUR FUTURE STRATEGY
The following commentary provided by the Seligman Technology Team: No one can be sure when the economy will turn around, but we think the start of 2009 will be difficult, with some improvement possible by the second or third quarter. In the meantime, we have focused on companies that we believe have the intellectual property to drive revenue and the ability to grow earnings, revenue and cash flow at double-digit rates.

Our outlook for the various technology buying groups -- consumers, corporations, telecommunications companies and the government -- is not particularly favorable. Consumers are reluctant to buy big ticket items and there are few items compelling them to spend, with the possible exception of smart phones. Corporate spending will be more cautious next year, with companies focusing on lower cost


  Large-cap technology
  stocks held up better
  than small- and
  mid-cap stocks, an
  advantage for the
  Fund since we had
  moved the portfolio to
  a larger average
  market capitalization.






--------------------------------------------------------------------------------
                     RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


projects that have a demonstrable, high return on investment or on technology tied to regulatory and compliance activities. By the second half of next year, there could be some signs of recovery in corporate technology spending.

Telecommunications companies have also been very cautious, saving cash and limiting capital expenditures and we expect that to continue. Government spending may be the strongest of the four segments, but will likely still show only modest growth.

In terms of industries within the technology sector, we are focusing on the software industry because it fits the profile of where corporations are likely to allocate money in the coming year. Security software is a must spend area. Another is software for regulation and compliance. Finally, we see potential in infrastructure software that helps run systems more efficiently or delays hardware expenditures.

We believe the storage segment of the hardware industry may perform well. We see increased storage of more data types including voice, video and music and also more stringent storage requirements for compliance purposes. We think the server industry will remain weak in 2008, while spending on software to enhance computing capacity will likely be stronger. We anticipate flat sales of personal computers, with one possible bright spot being netbooks which offer basic functionality in a low cost notebook computer. Declining sales of cell phone handsets are likely to hamper results in the communications equipment industry, but this could be offset by substantial spending on third generation infrastructure in China.

Technology companies are typically exporters and are generally less susceptible to the local economy where they are domiciled. However, local economies do drive a country's stock market, so we must be cognizant of them. We also consider how currency trends affect particular technology companies, factoring that information into our earnings and cash flow models at the individual stock level. In a growing global economy, stock selection would typically lead us to emerging markets such as China, Taiwan and Latin America. But given economic conditions, our choice of stocks has skewed more to the U.S. where the

--------------------------------------------------------------------------------
10  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


economic slowdown began earlier than in Europe and the emerging markets and recovery may begin sooner.



(RICHARD PAROWER PHOTO)                (PAUL WICK PHOTO)                      (AJAY DIWAN PHOTO)

Richard Parower                        Paul Wick                              Ajay Diwan
Lead Portfolio Manager                 Portfolio Manager                      Portfolio Manager





(BENJAMIN LU PHOTO)                    (REEMA SHAH PHOTO)

Benjamin Lu                            Reema Shah
Portfolio Manager                      Portfolio Manager



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  11

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Global Technology Fund Class A shares (from 11/1/98 to 10/31/08) as compared to the performance of five widely cited performance indices, the MSCI World Index, the MSCI World IT Index, the S&P NATS Index, the Lipper Global Science and Technology Funds Index and the Lipper Science and Technology Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at Oct. 31, 2008
                                                     1 YEAR   3 YEARS   5 YEARS   10 YEARS
RIVERSOURCE GLOBAL TECHNOLOGY FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $5,170    $7,915    $9,174    $10,385
------------------------------------------------------------------------------------------
        Average annual total return                 -48.30%    -7.50%    -1.71%     +0.46%
------------------------------------------------------------------------------------------
MSCI WORLD INDEX(1)
        Cumulative value of $10,000                  $5,849    $8,625   $11,171    $11,278
------------------------------------------------------------------------------------------
        Average annual total return                 -41.51%    -4.81%    +2.24%     +1.21%
------------------------------------------------------------------------------------------
MSCI WORLD IT INDEX(2)
        Cumulative value of $10,000                  $5,671    $8,187    $8,495     $7,905
------------------------------------------------------------------------------------------
        Average annual total return                 -43.29%    -6.45%    -3.21%     -2.85%
------------------------------------------------------------------------------------------
S&P NATS INDEX(3)
        Cumulative value of $10,000                  $5,854    $8,375    $8,690     $8,425
------------------------------------------------------------------------------------------
        Average annual total return                 -41.46%    -5.74%    -2.77%     -1.70%
------------------------------------------------------------------------------------------
LIPPER GLOBAL SCIENCE AND TECHNOLOGY FUNDS INDEX(4)
        Cumulative value of $10,000                  $5,223    $7,754    $8,183       N/A
------------------------------------------------------------------------------------------
        Average annual total return                 -47.77%    -8.13%    -3.93%       N/A
------------------------------------------------------------------------------------------
LIPPER SCIENCE AND TECHNOLOGY FUNDS INDEX(5)
        Cumulative value of $10,000                  $5,669    $8,046    $8,508     $9,309
------------------------------------------------------------------------------------------
        Average annual total return                 -43.31%    -6.99%    -3.18%     -0.72%
------------------------------------------------------------------------------------------



Results for other share classes can be found on page 5.


--------------------------------------------------------------------------------
12  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE GLOBAL TECHNOLOGY FUND LINE GRAPH)

                        RIVERSOURCE GLOBAL
                          TECHNOLOGY FUND                                                                            LIPPER GLOBAL
                              CLASS A                                                            LIPPER SCIENCE        SCIENCE &
                          (INCLUDES SALES     MSCI WORLD     MSCI WORLD         S&P NATS          & TECHNOLOGY     TECHNOLOGY FUNDS
                              CHARGE)          INDEX(1)     IT INDEX(2)    COMPOSITE INDEX(3)    FUNDS INDEX(4)        INDEX(5)
                        ------------------    ----------    -----------    ------------------    --------------    ----------------
10/98                        $ 9,425           $10,000        $10,000           $10,000              $10,000
10/99                         19,634            12,533         18,205            17,900               19,441
10/00                         32,707            12,707         19,727            21,643               26,240
10/01                          9,949             9,500          9,224             9,477               10,929            $10,556
10/02                          6,405             8,122          6,486             6,484                7,322              7,271
10/03                         10,696            10,098          9,304             9,695               10,940             11,162
10/04                         11,381            11,487          9,113             9,474               10,603             10,777
10/05                         12,376            13,075          9,653            10,062               11,568             11,781
10/06                         15,050            15,939         10,971            11,151               12,659             13,038
10/07                         18,906            19,282         13,940            14,392               16,420             17,487
10/08                         10,385            11,278          7,905             8,425                9,309              9,134




(1) The Morgan Stanley Capital International (MSCI) World Index, an unmanaged index, is a free float-adjusted market capitalization index that is designed to measure global developed market equity performance. The index reflects reinvestment of all distributions and changes in market prices. Recently, the Fund's Investment Manager recommended to the Fund that the Fund change its comparative index from the S&P NATS Index to the MSCI World Index. The Investment Manager made this recommendation because the new index more closely aligns to the Fund's investment strategy. Information on both indices will be included for a one year transition period. In the future, however, only the MSCI World Index will be included.
(2) The Morgan Stanley Capital International (MSCI) World Information Technology
    (IT) Index, an unmanaged index, is a free float-adjusted market capitalization index designed to measure information technology stock performance in the global developed equity market. The index reflects reinvestment of all distributions and changes in market prices.
(3) The S&P North American Technology Sector Index(TM) (S&P NATS Index), formerly known as the S&P GSTI Composite Index, an unmanaged index, is a market capitalization-weighted index of approximately 200 stocks designed to measure the performance of companies in the technology sector. The index reflects reinvestment of all distributions and changes in market prices.
(4) The Lipper Global Science and Technology Funds Index includes the 10 largest global science and technology funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment. Index data is from Oct. 31, 2001.*
(5) The Lipper Science and Technology Funds Index includes the 30 largest science and technology funds tracked by Lipper Inc. The index returns include net reinvested dividends.



--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  13

THE FUND'S LONG-TERM PERFORMANCE (continued) -----------------------------------


* On July 1, 2008, the Lipper Global Science and Technology Funds Index replaced the Lipper Science and Technology Funds Index for purposes of determining the performance incentive adjustment. Lipper divided the Lipper Science and Technology classification (which included both domestic and global funds) and reclassified the Fund.


--------------------------------------------------------------------------------
14  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Oct. 31, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------

                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 MAY 1, 2008   OCT. 31, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  654.90        $ 6.17         1.48%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,017.74        $ 7.53         1.48%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  656.00        $ 9.35         2.24%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,013.91        $11.37         2.24%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  656.00        $ 9.35         2.24%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,013.91        $11.37         2.24%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  659.00        $ 3.35          .80%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.17        $ 4.08          .80%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  658.90        $ 4.68         1.12%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.56        $ 5.70         1.12%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 184/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Oct. 31, 2008: -34.51% for Class A, -34.40% for Class B, -34.40% for Class C, -34.10% for Class I and -34.11% for Class R4.


--------------------------------------------------------------------------------
16  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

OCT. 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES




COMMON STOCKS (96.7%)
ISSUER                                                 SHARES                VALUE(a)
COMMUNICATIONS EQUIPMENT (17.0%)
Cisco Systems                                          269,902(b)          $4,796,158
Corning                                                119,360              1,292,669
Juniper Networks                                        97,189(b)           1,821,322
Nokia ADR                                              140,946(c)           2,139,560
QUALCOMM                                                92,373              3,534,191
Tellabs                                                240,983(b)           1,021,768
                                                                          -----------
Total                                                                      14,605,668
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (17.9%)
Apple                                                   44,503(b)           4,788,078
Dell                                                   110,034(b)           1,336,913
Hewlett-Packard                                        146,241              5,598,105
IBM                                                     27,341              2,541,893
SanDisk                                                 54,995(b)             488,906
Seagate Technology                                      91,678(c)             620,660
                                                                          -----------
Total                                                                      15,374,555
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (3.3%)
Qwest Communications Intl                              485,257              1,387,835
Verizon Communications                                  47,759              1,417,010
                                                                          -----------
Total                                                                       2,804,845
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (1.4%)
Flextronics Intl                                        85,061(b,c)           355,555
Jabil Circuit                                           98,145                825,399
                                                                          -----------
Total                                                                       1,180,954
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (7.6%)
eBay                                                    63,308(b)             966,713
Google Cl A                                             13,146(b)           4,724,147
Yahoo!                                                  69,138(b)             886,349
                                                                          -----------
Total                                                                       6,577,209
-------------------------------------------------------------------------------------

IT SERVICES (2.1%)
Automatic Data Processing                               24,734                864,453
MasterCard Cl A                                          6,250                923,875
                                                                          -----------
Total                                                                       1,788,328
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (22.9%)
Broadcom Cl A                                          108,186(b)           1,847,817
Fairchild Semiconductor Intl                           192,026(b)           1,090,708
Infineon Technologies ADR                              358,655(b,c)         1,122,590
Intel                                                  227,977              3,647,632
Lam Research                                            93,192(b)           2,083,773
Micron Technology                                      523,533(b)           2,465,840
Monolithic Power Systems                                67,803(b)           1,151,973
NVIDIA                                                  62,278(b)             545,555
ON Semiconductor                                       281,078(b)           1,436,309
RF Micro Devices                                       673,609(b)           1,340,482
Samsung Electronics                                      2,056(c)             867,523
Skyworks Solutions                                     191,412(b)           1,364,768
Spansion Cl A                                          110,528(b)              68,527
Teradyne                                               122,900(b)             626,790
                                                                          -----------
Total                                                                      19,660,287
-------------------------------------------------------------------------------------

SOFTWARE (23.3%)
Adobe Systems                                           79,083(b)           2,106,771
Autodesk                                                95,842(b)           2,042,393
Citrix Systems                                          66,992(b)           1,726,384
Microsoft                                              321,254              7,173,602
Nintendo                                                 3,800(c)           1,221,312
Oracle                                                 280,475(b)           5,129,888
Symantec                                                56,226(b)             707,323
                                                                          -----------
Total                                                                      20,107,673
-------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (1.2%)
Vodafone Group                                         542,387(c)           1,043,302
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $113,621,615)                                                      $83,142,821
-------------------------------------------------------------------------------------





                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  17

PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------

MONEY MARKET FUND (3.3%)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 1.60%              2,848,852(d)          $2,848,852
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $2,848,852)                                                         $2,848,852
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $116,470,467)(e)                                                   $85,991,673
=====================================================================================



NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Oct. 31, 2008, the value of foreign securities represented 8.6% of net assets.

(d) Affiliated Money Market Fund -- See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at Oct. 31, 2008.

(e) At Oct. 31, 2008, the cost of securities for federal income tax purposes was $118,127,184 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                            $693,791
Unrealized depreciation                         (32,829,302)
-----------------------------------------------------------
Net unrealized depreciation                    $(32,135,511)
-----------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
18  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
OCT. 31, 2008


ASSETS
Investments in securities, at value
  Unaffiliated issuers (identified cost $113,621,615)              $  83,142,821
  Affiliated money market fund (identified cost $2,848,852)            2,848,852
--------------------------------------------------------------------------------
Total investments in securities (identified cost $116,470,467)        85,991,673
Capital shares receivable                                                 49,324
Dividends receivable                                                      51,936
Receivable for investment securities sold                                 66,738
--------------------------------------------------------------------------------
Total assets                                                          86,159,671
--------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                    79,899
Accrued investment management services fees                                1,691
Accrued distribution fees                                                    936
Accrued transfer agency fees                                               1,211
Accrued administrative services fees                                         141
Accrued plan administration services fees                                      1
Other accrued expenses                                                    84,634
--------------------------------------------------------------------------------
Total liabilities                                                        168,513
--------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                 $  85,991,158
--------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                    $     531,458
Additional paid-in capital                                           466,549,656
Excess of distributions over net investment income                        (1,348)
Accumulated net realized gain (loss)                                (350,610,397)
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                         (30,478,211)
--------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                    $  85,991,158
--------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                             NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $68,868,177           41,145,420                       $1.67(1)
Class B                     $15,072,741           10,575,597                       $1.43
Class C                     $ 1,965,181            1,374,828                       $1.43
Class I                     $     4,802                2,785                       $1.72
Class R4                    $    80,257               47,182                       $1.70
----------------------------------------------------------------------------------------



(1) The maximum offering price per share for Class A is $1.77. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  19

STATEMENT OF OPERATIONS --------------------------------------------------------
YEAR ENDED OCT. 31, 2008


INVESTMENT INCOME
Income:
Dividends                                                          $  1,253,934
Interest                                                                 17,315
Income distributions from affiliated money market fund                  283,377
Fee income from securities lending                                       42,841
  Less foreign taxes withheld                                           (46,095)
-------------------------------------------------------------------------------
Total income                                                          1,551,372
-------------------------------------------------------------------------------
Expenses:
Investment management services fees                                     857,290
Distribution fees
  Class A                                                               266,728
  Class B                                                               297,356
  Class C                                                                31,112
Transfer agency fees
  Class A                                                               414,611
  Class B                                                               119,972
  Class C                                                                12,378
  Class R4                                                                   74
Administrative services fees                                             83,820
Plan administration services fees -- Class R4                               372
Compensation of board members                                             2,985
Custodian fees                                                           16,845
Printing and postage                                                     69,984
Registration fees                                                        61,015
Professional fees                                                        35,104
Other                                                                     6,880
-------------------------------------------------------------------------------
Total expenses                                                        2,276,526
  Expenses waived/reimbursed by the Investment Manager and its
    affiliates                                                             (372)
  Earnings and bank fee credits on cash balances                         (4,354)
-------------------------------------------------------------------------------
Total net expenses                                                    2,271,800
-------------------------------------------------------------------------------
Investment income (loss) -- net                                        (720,428)
-------------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                             (18,394,450)
  Foreign currency transactions                                          27,252
  Options contracts written                                               9,840
-------------------------------------------------------------------------------
Net realized gain (loss) on investments                             (18,357,358)
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                (58,394,053)
-------------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies               (76,751,411)
-------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations    $(77,471,839)
-------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
20  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


YEAR ENDED OCT. 31,                                                        2008          2007
OPERATIONS
Investment income (loss) -- net                                    $   (720,428) $ (1,731,686)
Net realized gain (loss) on investments                             (18,357,358)   32,284,685
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                                (58,394,053)    8,992,097
---------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from operations     (77,471,839)   39,545,096
---------------------------------------------------------------------------------------------

CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                     21,369,521    21,370,119
  Class B shares                                                      2,136,740     3,823,491
  Class C shares                                                        522,248       784,042
  Class R4 shares                                                       122,848       221,867
Payments for redemptions
  Class A shares                                                    (31,405,834)  (35,029,639)
  Class B shares                                                    (13,779,456)  (13,037,111)
  Class C shares                                                       (833,165)     (989,760)
  Class I shares                                                         (7,015)           --
  Class R4 shares                                                      (115,949)     (653,020)
---------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share transactions   (21,990,062)  (23,510,011)
---------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                             (99,461,901)   16,035,085
Net assets at beginning of year                                     185,453,059   169,417,974
---------------------------------------------------------------------------------------------
Net assets at end of year                                          $ 85,991,158  $185,453,059
---------------------------------------------------------------------------------------------
Excess of distributions over net investment income                 $     (1,348) $     (1,860)
---------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  21

FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $3.04        $2.42        $1.99        $1.83        $1.72
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(b)     (.02)(b)     (.02)        (.02)        (.03)
Net gains (losses) (both realized and
 unrealized)                                         (1.36)         .64          .45          .18          .14
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.37)         .62          .43          .16          .11
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.67        $3.04        $2.42        $1.99        $1.83
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $69         $139         $123         $120         $146
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                                1.45%        1.60%        1.69%        1.75%        1.74%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.34%)       (.80%)       (.89%)       (.92%)      (1.48%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                81%         167%         196%         115%         349%
--------------------------------------------------------------------------------------------------------------
Total return(e)                                    (45.07%)      25.62%       21.61%        8.74%        6.40%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
22  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $2.61        $2.09        $1.74        $1.60        $1.53
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.02)(b)     (.04)(b)     (.03)        (.03)        (.04)
Net gains (losses) (both realized and
 unrealized)                                         (1.16)         .56          .38          .17          .11
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.18)         .52          .35          .14          .07
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.43        $2.61        $2.09        $1.74        $1.60
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $15          $43          $42          $46          $59
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                                2.22%        2.38%        2.47%        2.53%        2.52%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (1.09%)      (1.58%)      (1.66%)      (1.71%)      (2.26%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                81%         167%         196%         115%         349%
--------------------------------------------------------------------------------------------------------------
Total return(e)                                    (45.21%)      24.88%       20.12%        8.75%        4.58%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  23

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $2.62        $2.10        $1.74        $1.61        $1.53
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.02)(b)     (.04)(b)     (.03)        (.03)        (.04)
Net gains (losses) (both realized and
 unrealized)                                         (1.17)         .56          .39          .16          .12
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.19)         .52          .36          .13          .08
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.43        $2.62        $2.10        $1.74        $1.61
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $2           $4           $3           $3           $4
--------------------------------------------------------------------------------------------------------------
Total expenses(c),(d)                                2.21%        2.36%        2.45%        2.52%        2.49%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                        (1.10%)      (1.56%)      (1.66%)      (1.69%)      (2.23%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                81%         167%         196%         115%         349%
--------------------------------------------------------------------------------------------------------------
Total return(e)                                    (45.42%)      24.76%       20.69%        8.07%        5.23%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Total return does not reflect payment of a sales charge.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
24  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005     2004(b)
Net asset value, beginning of period                 $3.11        $2.46        $2.01        $1.83        $1.70
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(c)      (.01)(c)     (.01)        (.01)        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (1.40)         .66          .46          .19          .15
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.39)         .65          .45          .18          .13
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.72        $3.11        $2.46        $2.01        $1.83
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Total expenses(d),(e)                                 .81%         .99%        1.01%        1.04%        1.03%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .31%        (.19%)       (.22%)       (.21%)       (.73%)(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                81%         167%         196%         115%         349%
--------------------------------------------------------------------------------------------------------------
Total return                                       (44.69%)      26.42%       22.39%        9.84%        7.65%(g)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from July 15, 2004 (inception date) to Oct. 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) Not annualized.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  25

FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended Oct. 31,                          2008         2007         2006         2005         2004
Net asset value, beginning of period                 $3.07        $2.43        $2.00        $1.83        $1.72
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(b)      (.01)(b)     (.02)        (.02)        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (1.38)         .65          .45          .19          .13
--------------------------------------------------------------------------------------------------------------
Total from investment operations                     (1.37)         .64          .43          .17          .11
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.70        $3.07        $2.43        $2.00        $1.83
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--           $1          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.12%        1.34%        1.47%        1.54%        1.55%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                      .87%        1.34%        1.47%        1.54%        1.55%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .22%        (.52%)       (.68%)       (.73%)      (1.28%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                81%         167%         196%         115%         349%
--------------------------------------------------------------------------------------------------------------
Total return                                       (44.63%)      26.34%       21.50%        9.29%        6.40%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended Oct. 31, 2008 were less than 0.01% of average net assets.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Global Technology Fund (the Fund) is a series of RiverSource Global Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Global Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund focuses on equity securities of companies in the information technology industry throughout the world.

The Fund offers Class A, Class B, Class C, Class I and Class R4 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I and Class R4 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At Oct. 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) owned 100% of Class I shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES
All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics,

--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  27

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligations depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options (OTC options) trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option

--------------------------------------------------------------------------------
28  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. Options contracts, including OTC option contracts, with no readily available market value are valued using quotations obtained from independent brokers as of the close of the New York Stock Exchange. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Oct. 31, 2008, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Oct. 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and

--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  29

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the counterparty will not complete its contract obligations. At Oct. 31, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of options contracts, foreign currency transactions and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in

--------------------------------------------------------------------------------
30  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been increased by $720,940 and accumulated net realized loss has been increased by $27,252 resulting in a net reclassification adjustment to decrease paid-in capital by $693,688.

The tax character of distributions paid for the years indicated is as follows:

For the years ended Oct. 31, 2008 and 2007, there were no distributions.

As of Oct. 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.................  $          --
Undistributed accumulated long-term gain......  $          --
Accumulated realized loss.....................  $(348,953,680)
Unrealized appreciation (depreciation)........  $ (32,136,276)


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement on Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for periods beginning after Nov. 15, 2008. As of Oct. 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Nov. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required

--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  31

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date or upon receipt of ex-dividend notification in the case of certain foreign securities. Interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.72% to 0.595% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Global Science and Technology Funds Index*. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $148,556 for the year ended Oct. 31, 2008. The management fee for the year ended Oct. 31, 2008 was 0.61% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as

* On July 1, 2008, the Lipper Global Science and Technology Funds Index replaced the Lipper Science and Technology Funds Index for purposes of determining the performance incentive adjustment.

--------------------------------------------------------------------------------
32  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


the Fund's assets increase. The fee for the year ended Oct. 31, 2008 was 0.06% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended Oct. 31, 2008, other expenses paid to this company were $755.

COMPENSATION OF BOARD MEMBERS
Compensation of Board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R4 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Funds average daily net assets attributable to Class R4 shares for the provision of various administrative record keeping, communication and educational services.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  33

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $482,000 and $24,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of Oct. 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $168,357 for Class A, $21,609 for Class B and $756 for Class C for the year ended Oct. 31, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended Oct. 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class R4............................................  0.87%


The waived/reimbursed fees and expenses for the plan administration services fee at the class level was $372 for Class R4.

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Oct. 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, will not exceed 1.41% for Class R4 of the Fund's average daily net assets.

* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.


--------------------------------------------------------------------------------
34  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


EARNINGS AND BANK FEE CREDITS
During the year ended Oct. 31, 2008, the Fund's custodian and transfer agency fees were reduced by $4,354 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $107,012,733 and $119,951,469 respectively, for the year ended Oct. 31, 2008. Realized gains and losses are determined on an identified cost basis.

Income from securities lending amounted to $42,841 for the year ended Oct. 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $676 for the year ended Oct. 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due. At Oct. 31, 2008, the Fund had no securities out on loan.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:

                                         YEAR ENDED OCT. 31, 2008
                                     ISSUED FOR
                                     REINVESTED                        NET
                           SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                 8,799,565        --       (13,224,262)      (4,424,697)
Class B                   993,451        --        (6,754,597)      (5,761,146)
Class C                   254,027        --          (411,849)        (157,822)
Class I                        --        --            (3,097)          (3,097)
Class R4                   48,279        --           (56,646)          (8,367)
----------------------------------------------------------------------------------


                                         YEAR ENDED OCT. 31, 2007
                                     ISSUED FOR
                                     REINVESTED                        NET
                           SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
----------------------------------------------------------------------------------
Class A                 8,002,124        --       (13,306,617)      (5,304,493)
Class B                 1,671,730        --        (5,677,043)      (4,005,313)
Class C                   339,430        --          (436,868)         (97,438)
Class R4                   88,006        --          (256,250)        (168,244)
----------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  35

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

5. OPTIONS CONTRACTS WRITTEN

Contracts and premiums associated with options contracts written are as follows:

                                        CALLS                 PUTS
                                 CONTRACTS  PREMIUMS  CONTRACTS  PREMIUMS
-------------------------------------------------------------------------
Balance Oct. 31, 2007                --      $    --      --        $--
Opened                               43        9,840      --         --
Closed                               --           --      --         --
Expired                             (43)      (9,840)     --         --
-------------------------------------------------------------------------
Balance Oct. 31, 2008                --      $    --      --        $--
-------------------------------------------------------------------------


See Note 1 "Summary of Significant Accounting Policies."

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $67,154,592 and $75,899,855, respectively, for the year ended Oct. 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Oct. 31, 2008, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal

--------------------------------------------------------------------------------
36  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. The Fund had no borrowings during the year ended Oct. 31, 2008.

Under the prior credit facility which was effective until Oct. 15, 2008, the Fund had entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund was permitted to borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility agreement, which was a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matured no later than 60 days after the date of borrowing. The Fund also paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum.

8. CAPITAL LOSS CARRY-OVER

For federal income tax purposes the Fund had a capital loss carry-over of $348,953,680 at Oct. 31, 2008, that if not offset by capital gains will expire as follows:


    2009            2010           2016
$250,345,326    $81,299,227    $17,309,127


It is unlikely the Board will authorize a distribution of any net realized capital gains until the available capital loss carry-over has been offset or expires.

9. RISKS RELATING TO CERTAIN INVESTMENTS

SECTOR RISK
The Fund invests a significant part of its total assets in securities of companies primarily engaged in the technology, media and telecommunications sectors. This may result in greater fluctuations in value than would be the case for a fund invested in a wider variety of unrelated industries. As these sectors increase or decrease in favor with the investing public, the price of securities of companies that rely heavily on those sectors could become increasingly sensitive to downswings in the economy.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  37

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------

FOREIGN RISK
Investing in foreign securities may include certain risks and considerations not typically associated with investing in U.S. securities, such as fluctuating currency values and changing local and regional economic, political and social conditions, which may result in greater market volatility. In addition, certain foreign securities may not be as liquid as U.S. securities.

10. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.


--------------------------------------------------------------------------------
38  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies. Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse

--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  39

NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.

11. SUBSEQUENT EVENT

Effective Dec. 15, 2008, the Fund will pay custodian fees to JPMorgan Chase Bank, N.A. and, in addition, JPMorgan Chase Bank, N.A. will serve as the securities lending agent for the Fund.


--------------------------------------------------------------------------------
40  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE GLOBAL TECHNOLOGY FUND:



We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Global Technology Fund (the Fund) (one of the portfolios constituting the RiverSource Global Series, Inc.) as of October 31, 2008, and the related statement of operations for the year then ended, and the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through October 31, 2006, were audited by other auditors whose report dated December 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of October 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  41

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (continued) ------------

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Global Technology Fund of the RiverSource Global Series, Inc. at October 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
December 19, 2008


--------------------------------------------------------------------------------
42  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

Fiscal year ended Oct. 31, 2008

The Fund designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  43

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board. The following is a list of the Fund's Board members. The RiverSource complex of funds that each Board member oversees consists of 162 funds, which includes 104 RiverSource funds and 58 Seligman funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Funds, 1999-2006; former Governor of  None
901 S. Marquette Ave.      1999                  Minnesota
Minneapolis, MN 55402
Age 74
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley College
Age 58
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Chair of the Board    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      since 2007,           College                                                  Inc. (manufactures
Minneapolis, MN 55402      Board member since                                                             irrigation systems)
Age 69                     2002

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
44  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
John F. Maher              Board member since    Retired President and Chief Executive Officer and        None
901 S. Marquette Ave.      2008                  former Director, Great Western Financial Corporation
Minneapolis, MN 55402                            (bank holding company) and its principal subsidiary,
Age 64                                           Great Western Bank (federal savings bank)
------------------------------------------------------------------------------------------------------------------------------

Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 56
------------------------------------------------------------------------------------------------------------------------------

Leroy C. Richie            Board member since    Counsel, Lewis & Munday, P.C.; Director, Vibration       Lead Outside
901 S. Marquette Ave.      2008                  Control Technologies, LLC (auto vibration technology);   Director, Digital
Minneapolis, MN 55402                            Director and Chairman, Highland Park Michigan Economic   Ally, Inc. (digital
Age 66                                           Development Corp; and Chairman, Detroit Public Schools   imaging); and
                                                 Foundation. Formerly, Chairman and Chief Executive       Infinity, Inc. (oil
                                                 Officer, Q Standards Worldwide, Inc. (library of         and gas exploration
                                                 technical standards); Director, Kerr-McGee Corporation   and production);
                                                 (diversified energy and chemical company); Trustee, New  Director, OGE Energy
                                                 York University Law Center Foundation; Vice Chairman,    Corp. (energy and
                                                 Detroit Medical Center and Detroit Economic Growth       energy services
                                                 Corp.                                                    provider offering
                                                                                                          physical delivery
                                                                                                          and related services
                                                                                                          for both electricity
                                                                                                          and natural gas)
------------------------------------------------------------------------------------------------------------------------------
Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceutical, Inc.
Minneapolis, MN 55402                            Biotech                                                  (biotechnology);
Age 64                                                                                                    Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  45

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. and President,
Financial Center           Vice President since  Chairman of the Board and Chief Investment Officer,
Minneapolis, MN 55474      2002                  RiverSource Investments, LLC since 2005; Director,
Age 48                                           President and Chief Executive Officer, Ameriprise
                                                 Certificate Company and Chairman of the Board, Chief
                                                 Executive Officer and President, RiverSource
                                                 Distributors, Inc. since 2006; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc. and Chairman of the Board and Chief
                                                 Investment Officer, RiverSource Investments, LLC, 2001-
                                                 2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


--------------------------------------------------------------------------------
46  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS


NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           since 2006; Director and Vice President -- Asset
Minneapolis, MN 55474                            Management, Products and Marketing, RiverSource
Age 43                                           Distributors, Inc. since 2006; Managing Director and
                                                 Global Head of Product, Morgan Stanley Investment
                                                 Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004
--------------------------------------------------------------------------------------------------------

Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 44                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Vice President -- Asset Management and Trust Company
5228 Ameriprise Financial  2006                  Services, RiverSource Investments, LLC since 2006; Vice
Center Minneapolis, MN                           President -- Operations and Compliance, RiverSource
55474                                            Investments, LLC, 2004-2006; Director of Product
Age 43                                           Development -- Mutual Funds, Ameriprise Financial,
                                                 Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 53
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. and Chief Legal Officer
Minneapolis, MN 55474                            and Assistant Secretary, RiverSource Investments, LLC
Age 49                                           since 2006; Vice President, General Counsel and
                                                 Secretary, Ameriprise Certificate Company since 2005;
                                                 Vice President -- Asset Management Compliance,
                                                 Ameriprise Financial, Inc., 2004-2005; Senior Vice
                                                 President and Chief Compliance Officer, USBancorp Asset
                                                 Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Jennifer D. Lammers        Chief Compliance      U.S. Asset Management Chief Compliance Officer,
172 Ameriprise Financial   Officer since 2006    RiverSource Investments, LLC since 2006;
Center                                           Director -- Mutual Funds, Voyageur Asset Management,
Minneapolis, MN 55474                            2003-2006; Director of Finance, Voyageur Asset
Age 48                                           Management, 2000-2003

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  47

BOARD MEMBERS AND OFFICERS (continued) -----------------------------------------

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Neysa M. Alecu             Money Laundering      Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise Financial  Prevention Officer    Ameriprise Financial, Inc. since 2004; Manager Anti-
Center                     since 2004            Money Laundering, Ameriprise Financial, Inc., 2003-
Minneapolis, MN 55474                            2004; Compliance Director and Bank Secrecy Act Officer,
Age 44                                           American Express Centurion Bank, 2000-2003
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------
48  RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


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                    RIVERSOURCE GLOBAL TECHNOLOGY FUND -- 2008 ANNUAL REPORT  49

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.


ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian Equity Fund
RiverSource Absolute Return Currency and Income Fund
Threadneedle Global Extended Alpha Fund
ADVICE-BUILT(SM) SOLUTIONS

RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund

RIVERSOURCE PORTFOLIO BUILDER SERIES
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Total Equity Fund

RIVERSOURCE RETIREMENT PLUS(R) SERIES
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund

RIVERSOURCE STRATEGIC ALLOCATION FUND

SINGLE-STRATEGY FUNDS

GROWTH FUNDS
RiverSource Partners Aggressive Growth Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap Growth Fund

BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Small Company Index Fund

VALUE FUNDS
RiverSource Balanced Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Equity Income Fund
RiverSource Dividend Opportunity Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Value Fund

GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Equity Income Fund
RiverSource Partners International Select Growth Fund
Threadneedle International Opportunity Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund


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THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RiverSource Short Duration U.S. Government Fund
RiverSource Strategic Income Allocation Fund
RiverSource U.S. Government Mortgage Fund

TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt Fund
RiverSource Intermediate Tax-Exempt Fund
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Fund**



You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.


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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE GLOBAL TECHNOLOGY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2008 RiverSource Distributors, Inc.                           S-6395 N (12/08)